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                   MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.

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                                     BYLAWS

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                                    ARTICLE I

                             LOCATION OF CORPORATION

      Section 1. PRINCIPAL OFFICE. The principal office of this corporation shall be located in the City of Montgomery, County of Montgomery, State of Alabama.

      Section 2. REGISTERED OFFICE. The registered office of the corporation, required by the Alabama Business Corporations Act to be maintained in the State of Alabama may be, but need not be, identical with the principal office in the State of Alabama, and the address of the registered office may be changed from time to time by the Board of Directors in its discretion.

      Section 3. OTHER OFFICES. This corporation may also have offices at such other places within and without the State of Alabama as the Board of Directors may from time to time designate.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

      Section 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of this corporation, or at such other place within or without the state as
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may be designated from time to time, on the second Tuesday of ___________ in each year, at 10:00 o'clock in the forenoon, (commencing with the year 1989) or in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      Section 2. NOTICE OF ANNUAL MEETING. Notice of any annual meeting of the shareholders of this corporation shall be given in writing, personally or by mail, by the secretary to each shareholder of record not less than ten (10) nor more than fifty (50) days before such meeting. The notice shall state the time and place of such meeting. If notice of the annual meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If one of the purposes of the annual meeting is to consider an increase of the stock or bonded indebtedness of this corporation, notice of such meeting shall be given in the manner prescribed in this section not less than thirty (30) nor more than fifty (50) days before such meeting.

      Section 3. SPECIAL MEETING. A special meeting of the shareholders of this corporation may be called at any time by the Board of Directors, or the president, or by shareholders holding at


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least ten (10%) percent of the capital stock of this corporation then issued and outstanding and entitled to vote. Such meeting may be held at any time and at any place within or without the state, time and place of which shall be specified in such request. No business other than that specified in the notice of the meeting shall be transacted.

      Section 4. NOTICE OF SPECIAL MEETING. Notice of any special meeting of the shareholders of this corporation shall be given in writing, personally or by mail, by the secretary to each shareholder of record not less than ten (10) nor more than fifty (50) days before such meeting. The notice shall state the time and place of such meeting, and such notice shall also state the purpose, or purposes, for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the shareholder of record at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If the purpose of the special meeting is to increase the stock or bonded indebtedness of this corporation, thirty (30) days' notice of such meeting shall be given in the manner prescribed in this section.

      Section 5. WAIVER OF NOTICE. Any shareholder entitled to notice pursuant to these Bylaws may waive notice either of the annual or any special meeting of the shareholders before or after the time stated in such notice. A waiver of notice in writing


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signed by the shareholder entitled to such notice shall be equivalent to the giving of such notice.

      Section 6. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as an unanimous vote of the shareholders, and may be stated as such in any writing or document.

      Section 7. QUORUM. Except as otherwise specially provided by law or by the Articles of Incorporation, the holders of a majority of the issued and outstanding capital stock of this corporation entitled to vote, present or represented by proxy at any meeting of the shareholders, shall constitute a quorum, except that if less than a quorum of the shareholders be present or represented by proxy at any meeting, a majority of those present or represented thereat may, after the lapse of at least half an hour, adjourn the meeting from time to time without further notice. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8. VOTING. Each shareholder of this corporation shall be entitled to one vote, in person or by proxy, for each share of capital stock standing in the name of such shareholder on the books of this corporation.


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      Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote in the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the corporate trustee itself. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name of authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted


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at any meeting or counted in determining the total number of outstanding shares at any given time.

      Section 10. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      Section 11. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular


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action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

      Section 12. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days prior to any meeting of shareholders, such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder making written request therefor at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and


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shall be subject to the inspection of any shareholder during the whole time of the meeting.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. NUMBER, QUALIFICATION, AND ELECTION. The business, affairs, and property of this corporation shall be managed under the direction of the Board of Directors, consisting of not less than one nor more than six members with the original Board of Directors consisting of one member, who shall be elected at the annual meeting of the shareholders by a majority of the votes cast at such election by ballot or, in absence of objection by or on behalf of any shareholder present or represented at such meeting, in any manner other than by ballot. Such director shall hold office for one year and thereafter until his successor shall be elected and shall qualify. Directors need not be shareholders. Directors need not be residents of the State of Alabama.

      Section 2. VACANCIES AND REMOVAL. If the office of any director shall become vacant between annual meetings by reason of death, resignation, or disqualification, the remaining directors (if any) may, by a majority vote, though less than a quorum of the Board of Directors, elect a director in the place and stead of the one so dying, resigning, or disqualifying, and any director so elected shall hold office until the next annual meeting of the shareholders, and until his successor shall have been duly elected by the shareholders. Any director may resign at any time. The


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shareholders shall have the right at any time to remove any director of this corporation, with or without cause, by a majority vote of the issued and outstanding shares of capital stock entitled to vote on the election of directors, at a meeting of the shareholders called expressly for that purpose. If a director be removed or if the number of directors be increased, a director to fill the vacancy or additional directors shall be elected by a majority vote of the issued and outstanding capital stock entitled to vote on the election of directors, to hold office until the next annual meeting of the shareholders, and until his or their successors shall have been duly elected.

      Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and at such other times as shall be determined by the Board of Directors. Regular meetings of the Board of Directors may be held either within or without the State of Alabama. No notice shall be required of regular meetings of the Board of Directors.

      Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the president or by any two members of the Board of Directors, if there be more than one member. Notice of any special meeting of the Board of Directors shall be given in writing, personally or by mail or by telegram, to each director not less than two (2) days before such meeting. The notice shall state the time and place, but need not state the purpose, or purposes, for which the meeting is called. If notice


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of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the director at his last known post office address. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

      Section 5. WAIVER OF NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Board of Directors may be waived either before or after the time stated in such notice. A waiver of notice in writing signed by the director entitled to such notice shall be equivalent to the giving of such notice. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 6. PLACE OF MEETINGS. All regular and special meetings of the Board of Directors shall be held at the principal office of this corporation, or at such other place or places within or without the state, as said Board may designate. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications


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equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      Section 7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as an unanimous vote of the directors, and may be stated as such in any writing or document.

      Section 8. COMMITTEES. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or resolutions or in the Bylaws of the corporation, shall have and may during intervals between the meeting of the Board exercise the powers of the Board of Directors in the management of the business and affairs of the corporation (except as restricted by law) and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

      Section 9. QUORUM. A majority of the directors of this corporation shall constitute a quorum for the transaction of


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business at any regular or special meeting of the Board of Directors, but if less than a majority is present at a meeting a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present, or the refusal of any director present to vote.

      Section 10. VOTING. At all meetings of the Board of Directors each director shall have one vote.

      Section 11. COMPENSATION. The Board of Directors shall have authority to fix the compensation to be paid for directors' services as directors and reimbursement for their expenses. Nothing shall preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. ELECTION AND APPOINTMENT. At the initial meeting of the Board of Directors, the directors shall choose a president, who shall be a director, and shall be responsible for the general management of the corporation's business, and a secretary, and a treasurer, and may choose a vice president or vice presidents (who may be numerically designated or designated by functions) and such other officers as the corporation from time to time may need, none


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of whom need be directors. Any two offices or more may be held by one person.
All of said officers shall hold office until the annual meeting of the Board of Directors following the next annual meeting of the shareholders and until their respective successors shall be duly elected and shall qualify. Any vacancy may be filled for the remainder of the term by the Board of Directors, at a regular or special meeting thereof, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

      Section 2. SUSPENSION AND REMOVAL. Any officer of the corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the president may be removed or discharged or suspended by him at any time, with or without cause.

      Section 3. POWERS AND DUTIES OF THE PRESIDENT. It shall be the duty of the president when present to preside at shareholders meetings and at all meetings of the Board of Directors. The president, subject to the approval of the Board of Directors, shall appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this corporation other than officers appointed by the Board. The president shall sign or countersign all certificates of stock, and notes, drafts or bills of exchange, acceptances, and other instruments, for the payment of money duly drawn by the treasurer. He shall submit a report of the operations of this corporation for each year to the directors


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at their last regular meeting in such year, or at a special meeting called for that purpose before the annual meeting of shareholders, and to the shareholders at their annual meeting, and from time to time he shall report to the directors all matters within his knowledge which the interest of this corporation may require to be brought to their notice. In general, he shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 4. POWERS AND DUTIES OF THE VICE PRESIDENT OR VICE PRESIDENTS. The vice presidents of this corporation shall generally assist the president and shall perform such duties as may be assigned by the Board of Directors from time to time. In the event of the death, resignation, absence or inability to act of the president, the designated senior vice president (if more than one) shall assume and discharge pro tempore the powers and duties of the president of this corporation.

      Section 5. POWERS AND DUTIES OF THE SECRETARY. The secretary shall be ex officio secretary of the Board of Directors. He shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall have charge of the corporate books and records. He shall keep in safe custody the seal of this corporation, and when authorized by the Board of Directors shall affix the seal to any instrument requiring the same. He shall be authorized to sign certificates of stock with the president. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the


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shareholders and directors, except that notice for special meetings of directors called at the request of two directors, as provided in Section 4 of Article III of these Bylaws, may be issued by such directors. In general, he shall perform all the duties incident to his office and such other duties as may be assigned to him by the president or by the Board of Directors from time to time.

      Section 6. POWERS AND DUTIES OF THE TREASURER. The treasurer shall have the care and custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the corporation, and deposit all such funds in the name of the corporation in such banks, or trust companies, or other depositaries, or in such safe deposit vaults as the Board of Directors may designate. The treasurer and/or those other persons designated by the Board of Directors shall sign, make, and endorse in the name of the corporation all checks, notes, drafts, bills of exchange, acceptances and other instruments for the payment of money, and pay out and dispose of same and receipt therefor. The treasurer shall render a statement of the condition of the finances of the corporation of each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the shareholders. The treasurer shall keep at the office of the corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any


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director of the corporation upon application therefor. He shall be authorized to sign certificates of stock with the president. In general, he shall perform all the duties incident to his office and such other duties as from time to time may be assigned to him by the president or by the Board of Directors from time to time. He shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

      Section 7. RETURNS AND STATEMENTS. It shall be the duty of each officer of this corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the corporation in his charge whenever he may be requested to do so.

      Section 8. COMPENSATION. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. Any payments made to or for an officer of the corporation such as salary, commission, or reimbursement, or payment of expenses, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. In lieu of such payment by the officer, subject to the determination of the directors, proportionate


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amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                    ARTICLE V

                                  CAPITAL STOCK

      Section 1. ISSUE AND REGISTRATION. The certificates of stock of the corporation shall be in such form as shall be approved by the Board of Directors. Certificates of stock shall be signed by the president or any vice president, and the secretary or treasurer, and sealed with the seal of the corporation. They shall be numbered consecutively and registered in the order in which they are issued. They shall be bound in a book and shall be issued therefrom, and in this book there shall be entered the names of the persons owning the shares, the dates of issuance thereof. All certificates exchanged or returned to the corporation shall be marked "cancelled," and the dates of cancellation affixed thereto, and each cancelled certificate shall be preserved and attached to the stub from which the same was taken. No new certificates shall be issued until the old certificate shall have been cancelled; provided, however, that in case any certificate shall be lost, the directors may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefor (if any be required by the directors) as may be satisfactory to them.

      Section 2. TRANSFERS. Transfers of shares shall be made upon the books of the corporation by the holder in person or by attorney duly authorized, and upon the surrender of the


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certificate or certificates properly endorsed. No certificate shall be issued for any share until such share is fully paid.

      Section 3. RECORD HOLDERS. This corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

      Section 4. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may in its discretion require, and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 1. CORPORATE SEAL. The directors shall provide a suitable corporate seal, which seal shall bear the following words:

                   MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
                                 CORPORATE SEAL
                                     ALABAMA


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      Section 2. CONTRACTS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent, or employee, other than the president, vice president, secretary, or treasurer, shall have any power or authority to bind this corporation by any contract or engagement, or to pledge its credit or to render it liable, for any purpose or for any amount.

      Section 3. DEPOSITS, CHECKS, AND DRAFTS. All checks and drafts or funds of this corporation shall be deposited from time to time to the credit of this corporation in such banks, or trust companies, or to other depositaries, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular check books of this corporation and upon the stub of each such check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this corporation, shall be signed as shall from time to time be designated by resolution of the Board of Directors.

      Section 4. DIVIDENDS. The directors may from time to time declare dividends upon the capital stock from the earned surplus arising from the business of the corporation as and when they deem expedient. Before declaring any dividend there may be reserved


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out of the accumulated profits such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as, in the opinion of the directors, is conducive to the interest of the company.

      Section 5. INDEMNITY. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or his intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation shall be indemnified by the corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The corporation may also reimburse to any director, officer, or employee the reasonable cost of settlement of any such action, suit or proceeding if it be found by a majority of the directors to be the best interest of the company that such settlement be made, and that such officer, director or employee was not guilty of negligence or misconduct.

      The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.


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      The amount of indemnity to which any officer or director may be entitled shall be fixed by the shareholders.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

      Section 1. ALTERATIONS, AMENDMENTS, OR REPEALS. The directors may alter, amend, or repeal the Bylaws of the corporation, or adopt new Bylaws, by vote of a majority of the directors at any regular or special meeting thereof. The Board of Directors may not, however, alter, amend, or repeal any Bylaws establishing what constitutes a quorum at shareholders' meetings.


                                  CERTIFICATION

      I, Edward J. Forks, Secretary of Montgomery Cellular Telephone Company, Inc., do hereby certify that the foregoing is a true and complete copy of the Bylaws of this corporation as adopted as the Bylaws of this corporation by action of the sole shareholder by consent in writing in lieu of a first meeting, dated February 19, 1988, and that the same are now in full force and effect.

      DATED: February 19, 1988.


                                        /s/ Edward J. Forks
                                        ----------------------------------------
                                        Edward J. Forks, Secretary of
                                        Montgomery Cellular Telephone
                                        Company, Inc.

(Corporate Seal)


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